As filed with the Securities and Exchange Commission on January 10, 1995
                                             Registration No. 33-_______
========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                 --------------------------------------
                                FORM S-8
                         Registration Statement
                                  Under
                       The Securities Act of 1933
                ----------------------------------------
                        SCOTSMAN INDUSTRIES, INC.

         (Exact name of registrant as specified in its charter)

           Delaware                          36-3635892
- ------------------------------          --------------------
(State or other jurisdiction of           (I.R.S. employer
incorporation or organization)           identification no.)

                       775 Corporate Woods Parkway
                      Vernon Hills, Illinois 60061
      ------------------------------------------------------------
      (Address of principal executive offices, including zip code)

                 SCOTSMAN TAX REDUCTION INVESTMENT PLAN
                        (Full title of the plan)

                            Donald D. Holmes
                         Vice President-Finance
                        Scotsman Industries, Inc.
                       775 Corporate Woods Parkway
                      Vernon Hills, Illinois 60061
                 (Name and address of agent for service)

                             (708) 215-4447
      (Telephone number, including area code, of agent for service)


                             With a copy to:
                           Shirley M. Lukitsch
                          Schiff Hardin & Waite
                            7200 Sears Tower
                         Chicago, Illinois 60606
                             (312) 258-5602
               ------------------------------------------
                     CALCULATION OF REGISTRATION FEE
[CAPTION]

======================================================================================================================
                                                                   Proposed          Proposed
                                                                   maximum            maximum          Amount of
                                              Amount to be      offering price       aggregate        registration
                                               registered         per share       offering price          fee
   Title of Securities to be Registered           (1)                (2)                (2)               (2)
  Common Stock, par value $.10 per share
  (including associated Common Stock
  Purchase Rights)                              300,000            $17.1875         $5,156,250         $1,778.02

  Interests in the Plan                           (3)                (3)                (3)               (3)
======================================================================================================================

(1) Based upon the number of shares that would be purchased by the trustee of the trust established in connection with the Scotsman Tax Reduction Investment Plan (the "Plan") on behalf of the Plan during the two-year period beginning with the effective date of this Registration Statement, if the estimated aggregate employee contributions during such period were invested in such Common Stock at $17.1875 per share, the average of the high and low sales prices reported on the New York Stock Exchange consolidated reporting system on January 6, 1995. No maximum number of shares are issuable under the Plan.

(2) Estimated on the basis of $17.1875 per share, the average of the high and low sales prices as quoted on the New York Stock
     Exchange consolidated reporting system on January 6, 1995, pursuant to Rule 457(h) and 457(c).

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.
































                         GENERAL INSTRUCTIONS


E.   Registration of Additional Securities

     The purpose of this Registration Statement on Form S-8 is to register an additional 300,000 shares of common stock, $.10 par value per share (the "Common Stock"), and the associated Common Stock Purchase Rights (the "Rights") of the Registrant issuable pursuant to the Scotsman Tax Reduction Investment Plan, as amended and restated effective December 28, 1994 (the "Plan"), together with the participants' interests in the Plan. The contents of the Registrant's previously filed Registration Statement on Form S-8, File No. 33-35870, filed with the Securities and Exchange Commission on July 13, 1990 registering shares of Common Stock and the associated Rights issuable under the Plan, together with the participants' interests in the Plan, are hereby incorporated by reference in this Registration Statement.

                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     All information required in this Registration Statement not included in the exhibits filed herewith or set forth on the signature page is set forth in the Registrant's previously filed Registration Statement on Form S-8, File No. 33-35870, which is incorporated by reference herein.

ITEM 8.   EXHIBITS.

          A.   Exhibits:

          The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 5 hereof.

          B.   Undertaking Pursuant to Item 8(b):


          The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto as of the date hereof to the Internal Revenue Service ("IRS") in a timely manner, and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.








                              SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on December 15, 1994.

                              SCOTSMAN INDUSTRIES, INC.
                                   (Registrant)




                              By: /s/ Richard C. Osborne
                                  ---------------------------------
                                   Richard C. Osborne
                                   Chairman of the Board, President
                                     and Chief Executive Officer

                           POWER OF ATTORNEY

          Each person whose signature appears below appoints Richard
C. Osborne and Donald D. Holmes or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys will deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the Common Stock Purchase Rights associated therewith) and interests in the Plan that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.








[CAPTION]

      Signature                     Title                             Date
      ---------                     -----                             ----

/s/ Richard C. Osborne          Chairman of the Board,            December 15, 1994
- ---------------------------     President, Chief Executive
Richard C. Osborne              Officer and Director
                                (Principal Executive Officer)


/s/ Donald D. Holmes            Vice President -- Finance         December 15, 1994
- ---------------------------     (Principal Financial and
Donald D. Holmes                Accounting Officer)



/s/ Donald C. Clark             Director                          December 15, 1994
- ---------------------------
Donald C. Clark


/s/ Frank W. Considine          Director                          December 15, 1994
- ---------------------------
Frank W. Considine


/s/ Timothy C. Collins          Director                          December 15, 1994
- ---------------------------
Timothy C. Collins


/s/ Matthew O. Diggs, Jr.       Director                          December 15, 1994
- ---------------------------
Matthew O. Diggs, Jr.


/s/ George D. Kennedy           Director                          December 15, 1994
- ---------------------------
George D. Kennedy



/s/ James J. O'Connor           Director                          December 15, 1994
- ---------------------------
James J. O'Connor


/s/ Robert G. Rettig            Director                          December 15, 1994
- ---------------------------
Robert G. Rettig



          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on December 28, 1994.

                                   SCOTSMAN TAX REDUCTION
                                   INVESTMENT PLAN



                                   By:  /s/ Richard M. Holden
                                        --------------------------

                                        Richard M. Holden
                                        Plan Administrator





































                             EXHIBIT INDEX

Exhibit
Number                   Description                          Page No.
- --------       ----------------------------------------       --------
4.1             Scotsman Tax Reduction Investment                  8
                Plan, as amended and restated
                effective December 28, 1994.

4.2             Trust Agreement, dated as of December            118
                29, 1994, among Putnam Fiduciary Trust
                Company, Scotsman Industries, Inc.,
                and The Delfield Company.

4.3             Restated Certificate of Incorporation
                of the Registrant (incorporated herein
                by reference to the Registrant's 10-K
                for the fiscal year ended December 31,
                1989, File No. 0-10182).

4.4             By-Laws of the Registrant, as amended
                (incorporated herein by reference to
                the Registrant's 8-K, dated June 21,
                1991, File No. 0-10182).

4.5             Rights Agreement, dated as of April
                14, 1989, between Scotsman Industries,
                Inc. and Harris Trust & Savings Bank
                (incorporated herein by reference to
                the Registrant's Current Report on
                8-K, dated April 25, 1989, File No.
                0-10182), as amended by Amendment
                No. 1 thereto, dated as of January 11,
                1994 (incorporated herein by reference
                to Scotsman Industries, Inc. Amendment
                No. 4 to General Form for Registration
                of Securities on Form 10/A, as filed
                with the Commission on January 27,
                1994, File No. 0-10182).

5               Opinion of Schiff Hardin & Waite.                143

23.1            Consent of Arthur Andersen LLP                   144

23.2            Consent of Schiff Hardin & Waite
                (contained in their opinion filed as
                Exhibit 5).

24              Powers of Attorney (contained on
                the signature pages hereto).